Exhibit 5.1

2200 Ross Avenue, Suite 2200
Dallas, Texas 75201-6776
Telephone: 214-740-8000
Fax: 214-740-8800
www.lockelord.com

Kenneth L. Betts
Direct Telephone: 214-740-8696
Direct Fax: 214-756-8696
kbetts@lockelord.com
October 31, 2011
Plymouth Opportunity REIT, Inc.
Two Liberty Square, 10th Floor
Boston, Massachusetts 02109
Re:     Registration Statement on Form S-11
Ladies and Gentlemen:
     We have acted as special counsel to Plymouth Opportunity REIT, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-11 (File No. 333-173048) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 65,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.
     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, (i) the Company’s Amended and Restated Articles of Incorporation, as filed as an exhibit to the Registration Statement, (ii) the Company’s Bylaws, (iii) the Registration Statement and (iv) resolutions of the Company’s board of directors relating to the issuance and sale of the Common Stock and matters related thereto (“Resolutions”). In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives

Plymouth Opportunity REIT, Inc.
October 31, 2011

or officers.
     Based upon, subject to and limited by the foregoing, we are of the opinion that:
     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT; and
     2. Following the (a) effectiveness of the Registration Statement, (b) issuance of the Common Stock pursuant to the terms of the Resolutions and the Registration Statement, and (c) receipt by the Company of the consideration for the Common Stock authorized by the Resolutions, the Shares will be validly issued, fully paid, and non-assessable.
     We do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the statutory provisions and reported judicial interpretations of the Constitution of the State of Maryland and the General Corporation Law of the State of Maryland, and we express no opinion as to the effect of any other laws on the opinions stated herein.
     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.
     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours, LOCKE LORD LLP
By:	/s/ Kenneth L. Betts
Kenneth L. Betts